Registration No. 333-153579

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BreitBurn Energy Partners L.P.
(Exact name of Registrant as specified in its charter)

Delaware	74-3169953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

515 South Flower Street, Suite 4800
Los Angeles, California 90071
(213) 225-5900
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Gregory C. Brown
Executive Vice President and General Counsel
515 South Flower Street, Suite 4800
Los Angeles, California 90071
(213) 225-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Alan P. Baden
Shelley A. Barber
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
(212) 237-0000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-153579) is being filed to remove from registration all of the securities that remain unsold thereunder as of the date of filing of this Post-Effective Amendment in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K.

ITEM 16.    Exhibits

Exhibit Number	Exhibit Title
24.1	Power of Attorney (included on the signature page to the registration statement on Form S-3 (Registration No. 333-153579) previously filed on September 18, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-153579) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 22nd day of February, 2012.

BREITBURN ENERGY PARTNERS L.P.

By:	BreitBurn GP, LLC,
its general partner

	By:	/s/ JAMES G. JACKSON

		Name:	James G. Jackson
		Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of February, 2012.

Signature	Title

*	Chief Executive Officer and Director of BreitBurn GP, LLC
Halbert S. Washburn	(Principal Executive Officer)

*	President and Director of BreitBurn GP, LLC
Randall H. Breitenbach

/s/ JAMES G. JACKSON	Chief Financial Officer of BreitBurn GP, LLC
James G. Jackson	(Principal Financial Officer)

*	Controller of BreitBurn GP, LLC
Lawrence C. Smith	(Principal Accounting Officer)

*	Chairman of the Board of Directors of BreitBurn GP, LLC
John R. Butler, Jr

*	Director of BreitBurn GP, LLC
Charles S. Weiss

*	Director of BreitBurn GP, LLC
David B. Kilpatrick

*	Director of BreitBurn GP, LLC
Gregory J. Moroney

*By:	/s/ JAMES G. JACKSON
James G. Jackson
Attorney-in-fact

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Exhibit Number	Exhibit Title
24.1	Power of Attorney (included on the signature page to the registration statement on Form S-3 (Registration No. 333-148509) previously filed on September 18, 2008.

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